                                                                      EXHIBIT 11



               COMPUTATION OF EARNINGS PER COMMON SHARE EXHIBIT 11
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                              THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                    JUNE 30,                     JUNE 30,
                                                             1997          1996            1997          1996
                                                            -------       -------         -------       -------
PRIMARY EARNINGS
     Income before extraordinary items ..............       $12,940      $ 7,163          $21,615       $14,955
     Extraordinary items ............................            53           27               75           176
                                                            -------      -------          -------       -------
            Net Earnings ............................       $12,993      $ 7,190          $21,690       $15,131
                                                            =======      =======          =======       =======
     Shares:
         Weighted average number of
            common shares outstanding ...............        41,844       33,208           41,756        33,003
                                                            =======      =======          =======       =======
     Primary earnings per common share:
         Income before extraordinary items ..........       $  0.31      $  0.22          $  0.52       $  0.45
         Extraordinary items ........................            --           --               --          0.01
                                                            -------      -------          -------       -------
            Net Earnings ............................       $  0.31      $  0.22          $  0.52       $  0.46
                                                            =======      =======          =======       =======
FULLY DILUTED EARNINGS
     Income before extraordinary items ..............       $12,940      $ 7,163          $21,615       $14,955
     Net interest expense related to convertible debt           979          975            1,956         1,950
                                                            -------      -------          -------       -------
     Income before extraordinary items
         as adjusted ................................        13,919        8,138           23,571        16,905
     Extraordinary items ............................            53           27               75           176
                                                            -------      -------          -------       -------
            Net earnings as adjusted ................       $13,971      $ 8,165          $23,646       $17,081
                                                            =======      =======          =======       =======
     Shares:
         Weighted average number of common
            shares outstanding ......................        41,974       33,303           41,943        33,272
         Assuming conversion of convertible debt ....         7,188        7,188            7,188         7,188
                                                            -------      -------          -------       -------
         Weighted average number of common
            shares outstanding as adjusted ..........        49,162       40,491           49,130        40,460
                                                            =======      =======          =======       =======
     Fully diluted earnings per common share:
         Income before extraordinary items ..........       $  0.28      $  0.20          $  0.48       $  0.42
         Extraordinary items ........................            --           --               --            --
                                                            -------      -------          -------       -------
            Net earnings ............................       $  0.28      $  0.20          $  0.48       $  0.42
                                                            =======      =======          =======       =======